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                                                                    EXHIBIT 2.02

                              CERTIFICATE OF MERGER

                                     MERGING

                           COUNTDOWN ACQUISITION CORP.

                             A DELAWARE CORPORATION

                                  WITH AND INTO

                                  EXCITE, INC.

                             A DELAWARE CORPORATION

                      ------------------------------------

 Pursuant to Section 251 of the General Corporation Law of the State of Delaware

                      ------------------------------------

        Excite, Inc., a Delaware corporation ("EXCITE") and Countdown Acquisition Corp., a Delaware corporation ("MERGER SUB"), do each hereby certify as follows:

        FIRST: Each of the constituent corporations, Excite and Merger Sub, is a corporation duly organized and existing under the laws of the State of Delaware.

        SECOND: An Agreement and Plan of Reorganization dated January 19, 1999 (the "REORGANIZATION AGREEMENT"), among At Home Corporation, a Delaware corporation, Merger Sub and Excite, setting forth the terms and conditions of the merger of Merger Sub with and into Excite (the "MERGER"), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the Delaware General Corporation Law.

        THIRD: The name of the surviving corporation in the Merger (the "SURVIVING CORPORATION") shall be Excite, Inc.

        FOURTH: The Certificate of Incorporation of the Surviving Corporation is amended to read in its entirety as set forth in Exhibit A hereto.

        FIFTH: An executed copy of the Reorganization Agreement is on file at the principal place of business of the Surviving Corporation at the following address:

                    Excite, Inc.
                    555 Broadway
                    Redwood City, California 94063



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        SIXTH: A copy of the Reorganization Agreement will be furnished by the
Surviving Corporation, on request and without cost, to any stockholder of either constituent corporation.

        SEVENTH: The Merger shall become effective at 4:30 p.m. E.S.T., on the date of the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

        IN WITNESS WHEREOF, Excite, Inc. and Countdown Acquisition Corp. each have caused this Certificate of Merger to be executed in its corporate name as of the 28th day of May, 1999.

                                        EXCITE, INC.

                                        By: /s/ CHRIS VAIL
                                           -------------------------------------
                                           Chris Vail
                                           Vice President, General Counsel and
                                           Corporate Secretary


                                        COUNTDOWN ACQUISITION CORP.

                                        By: /s/ DAVID PINE
                                           -------------------------------------
                                           David Pine
                                           President


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